UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 29, 2007

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

           Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

The Company entered into an agreement (the "Purchase Agreement") with Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") with respect to the purchase by Trafalgar of up to $2,400,000 of secured convertible debentures. On July 11, 2007, the Company closed on the first portion of the funding and issued a two-year $700,000 convertible debenture to Trafalgar. The debenture bears interest at 12% per annum, compounded monthly, and is convertible into common stock at the lesser of (a) an amount equal to one hundred percent (100%) of the Volume Weighted Average Price (“VWAP”) as quoted by Bloomberg L.P. as of June 29, 2007 (the “Fixed Conversion Price”), or (b) an amount equal to eighty percent (80%) of the lowest daily closing bid price of the Company’s Common Stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately prior to conversion. The Company has the right to redeem the debenture at 120% of principal and accrued and unpaid interest.

In connection with the offering, the Company issued an aggregate of 3,000,000 warrants to purchase common stock at a price of eighty-five percent (85%) of the Fixed Conversion Price per share (“Warrants”). The Warrants are exercisable for a period of five years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share less than warrant price in effect immediately prior to such issuance.

The foregoing description of the Securities Purchase Agreement, Note and Warrant, is qualified in its entirety by reference to the full text of such agreements and instruments, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On July 11, 2007, under the Securities Purchase Agreement described under Item 1.01 above, the Company issued a secured convertible debenture in the principal amount of $700,000 and warrants for the purchase of 3,000,000 shares of common stock to an institutional accredited investor. The debenture and warrants have the terms and conditions set forth under Item 1.01 above.

The foregoing issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement by and between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar")
10.2	Form of Secured Convertible Debenture
10.3	Form of Warrant
10.4	Investor Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: July 11, 2007	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President